BIRCH BRANCH, INC. FINANCING AGREEMENT

Effective this 1st Day of July, 2005, Michael L. Schumacher hereby agrees to advance funds totaling up to $365,000 for the construction of Birch Branch, Inc.'s (Company's) studio construction-in-progress. Such $365,000 of advances includes funds already advanced of $355,590 through June 30, 2005. Interest shall accrue at the rate of 8% per annum. Upon the completion of the construction, estimated to occur on or about September 15, 2005, the advances and accrued interest will be converted to a mortgage note payable collateralized by the five real estate lots and studio building owned by the Company. Such mortgage note payable shall accrue interest at 8% per annum and shall be due and payable including all interest and principal on December 31, 2009. In addition, Michael L. Schumacher also hereby agrees to provide working capital to the extent necessary to the Company through the year ended June 30, 2006.

Agreed to this date:

/s/ Michael L. Schumacher
Michael L. Schumacher, Individually

 Birch Branch, Inc.

/s/ George A. Powell
By George A. Powell
Vice President

AMENDMENT NO. 1

TO

BIRCH BRANCH, INC. FINANCING AGREEMENT

Effective this 1st day of October, 2005, Michael L. Schumacher and Birch Branch, Inc. hereby agree to amend the Financing Agreement between the parties effective July 1, 2005 (the "Financing Agreement") so that the mortgage note payable shall be due and payable including all interest and principal on September 30, 2010. All other terms of the Financing Agreement shall remain in full force and effect.

Agreed to this date:

/s/ Michael L. Schumacher
Michael L. Schumacher, Individually

Birch Branch, Inc.

/s/ George A. Powell
By George A. Powell
Vice President